Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156922 and No. 333-149717) of Sims Metal Management Limited of our report dated 23 August 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia

October 12, 2012

PricewaterhouseCoopers, ABN 52 780 433 757

Darling Park Tower 2, 201 Sussex Street, GPO BOX 2650, SYDNEY NSW 1171

DX 77 Sydney, Australia

T +61 2 8266 0000, F +61 2 8266 9999, www.pwc.com.au